Exhibit 99.1

Investor Presentation September 2004

Safe Harbor Please note that, except for historical facts, the statements we may make in this presentation are considered forward-looking statements for purposes of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may concern future expectations, business plans and prospects for the company. They are based on management's current expectations and are subject to a number of uncertainties. What happens in the future may differ materially from what is indicated by these forward-looking statements due to many important factors, including the possibility that we may not be successful in integrating Primus' business with our own; that the anticipated cost savings from synergies will be less than expected; that depreciation, amortization and potential impairment charges associated with the acquisition could adversely affect the combined company's results of operations; that shareholder approvals needed to consummate the transaction may be delayed or withheld; that our partners, customers or investors may react unfavorably to the combination; that if the acquisition of Primus is not completed, our business may be harmed; and those factors discussed in our most recent filings with the SEC.

Where you can find more Information ATG intends to file a registration statement on Form S-4 in connection with the transaction, and ATG and Primus intend to mail a joint proxy statement/prospectus to their respective stockholders in connection with the transaction. Investors and security holders of ATG and Primus are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about ATG, Primus and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained (when it is available) from ATG or Primus. Each of ATG and Primus also files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by ATG and Primus with the SEC are also available for free at the SEC's web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from ATG or Primus. The executive officers and directors of each of ATG and Primus may be deemed to be participants in the solicitation of proxies from the stockholders of Primus and ATG in favor of the Merger. A description of the interests of ATG's executive officers and directors in ATG is set forth in the proxy statement for ATG's 2004 Annual Meeting of Stockholders, which was filed with the SEC. A description of the interests of Primus's executive officers and directors in Primus is set forth in the proxy statement for Primus's 2004 Annual Meeting of Stockholders, which was filed with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of ATG's and Primus' executive officers and directors in the Merger by reading the preliminary joint proxy statement/prospectus filed with the SEC when it becomes available.

Agenda ATG Update Market Opportunity The Combination Customer Overview Key Takeaways Financial Highlights

ATG - Brief Background ATG is a leading enterprise software company focusing on eCommerce and eService Shifted from application server (commodity product) and application strategy to focused application only strategy Expect product revenue has reached inflection point Improved balance sheet, $32.8 M in cash, no debt* 324 employees worldwide, headquartered in Cambridge* * Information as of June 30, 2004

ATG Strategic Direction Specific focus on customer interaction strategy Total product solution for the customer-facing organization New product releases Primus acquisition Continue to streamline cost structure Drive company to sustainable profitability

Market Environment The market is growing but there no clear leaders in segment Many players without critical mass Most have $60 M or less in revenues Competition generally addresses only point problems, not entire solution Opportunity exists to become industry leader and create much higher value for shareholders

Online Consumers Demand More "The success of a business will increasingly depend on an ability to use the insight gained from customer interactions and customer feedback to deliver what customers expect in a timely manner...The resulting business case will generate process redesigns of the customer-centric processes. This, in turn, will lead to the creation of a customer interaction hub (CIH)...a combination of specific business applications (for example, sales, marketing, service or resource planning)... (Gartner April 2004) ATG is Creating the Vision of this New Applications Suite

The ATG/Primus Combination Combination creates a $100+ million company, with the critical mass to compete effectively Combined company will have integrated suite addressing entire customer lifecycle ATG & Primus can become the industry leader in customer facing solutions Combination creates greater value for respective shareholders

Customer outbound Service Commerce Marketing inbound ATG + Primus = Complete Solution consumer contact channels application functionality 19 Web Email Call Center {

What Do the Experts Say About Primus? "Strong Positive [Highest Rating] in Web Self-service" Gartner "#1 in email response management" Gartner "PRODUCT OF THE YEAR" Customer Interaction Solutions, 2003 "BEST SUPPORT TECHNOLOGY" SSPA, 2003 "CRM EXCELLENCE AWARD" Customer Interaction Solutions, 2003

Positive Analyst Reaction "Primus has gone the farthest toward adopting the CIH model. However...it could not take full advantage of the CIH model... With this acquisition, Primus customers get access to ... a complete business process framework." ATG's e-commerce customers and prospects can benefit from stronger e-service functionality to support the customer's buying process ... This is a great boon for ATG in other respects. The two companies' strengths have been very complementary. This will really build out ATG's self service capabilities." Gartner, August 2004 "The deal creates a company stronger than either individual organization ... The pairing of e-commerce and CRM technologies makes sense ... The deal will result in a stronger, hybrid e-commerce/CRM offering for customers." Current Analysis, August 2004

ATG's Customers Government Telecom Manufacturing Information Technology Media & Entertainment Travel & Leisure Financial Services Retail

Primus' Customers Telecom Technology Manufacturing Financial Services

Key Transaction Takeaways Accretive transaction Achieves critical mass Poised to take advantage of rapidly growing opportunity in eCommerce and eService No clear leader in the eBusiness suite market - combination creates the largest independent enterprise software company focused on externally facing eBusiness applications Top-tier customer base of over 600 customers -- with little overlap

Transaction Metrics Primus shareholders will own approximately 30 - 32 % of the combined company Exchange ratio in the range of 1.2976 to 1.4169 shares of ATG for each diluted share of Primus All stock transaction valued at $30 - $33 million Expected to be tax-free to Primus shareholders

Initial Projected Cost Synergies* Direct staffing $7 - $8 M Audit, Legal and Regulatory $1 - $3 M Facilities and IT related $1 - $2 M Other operating expenses $1 - $2 M Total annual savings $10 - $15 M Synergies are expected to be realized for the full year 2005, assuming closing by middle of Q4 '04 * Compared to Q2 2004 combined spending

Preliminary FY '05 Financial Targets Total revenue $100+ million Total spending $90 - $95 million Gross Margin > 70% EPS $0.06 - $0.10 Basic shares outstanding 108 million Ending cash - Q4 '05 $30 - $35 million Headcount < 400 employees

Conclusion "ATG and Primus make a very good match ...their strategies mesh...their target markets have been virtually identical...their products are perfectly complementary with obvious points of integration." Patricia Seybold Group, August 2004

Appendix:

Solution Elements Sales ATG: Very strong Primus: n/a Service ATG: Emerging Primus: Very strong Marketing ATG: Strong/growing Primus: n/a Market presence Customer experience engine/development platform ATG: Very strong Primus: n/a

Solution Elements email engine scenario workflow content targeting segment- ation customer profiles repository integration portal email rendering campaign definition exception handling reporting catalog pricing merch- andizing inventory shop- cart B2B order mgmt A/B Testing Analytics integration content management ATG Primus Both Technology knowledge base approval workflow transaction fragments dynamic related links personalized search knowledge creation CRM integration natural language email response mgmt sms/mms integration guided problem resolution skills-based routing knowledge discovery/ mining 3rd party KB integration field service module Integration opportunity: To inform the Primus products by the ATG scenario technology, enhance the ATG commerce and marketing products with the Primus technology

Primus Products

Primus Self-Service

Product

- Primus Enterprise Search 4.0

Modules

- Personalization Pak
- Content Connectors
- Language Paks
- Advisor
- Usage Rights
- Web Designer Toolkit

Primus Communications Channels

Product

- ERMS Platform

Modules

- Language Paks
- Campaign Management
- MMS Channel
- SMS Channel
- MQ Clip
- Newscast & Broadcast Clip
- Backup Production License

Primus Agent Workspace

Products

- Primus Knowledge Pro
- Primus Knowledge Navigator
- Enterprise Search

Modules

- Lotus Notes Connector
- ODBC Connector
- Attachment Management
- eMail Assist
- Live Connect (Chat)
- Guided Search (Voyager)
- Primus Advisor

Primus Helpdesk Center

Bundle

- Knowledge Pro
- Attachment Management
- Enterprise Search

Modules

- CF1 Automation
- RightAnswers Knowledge Pak
- eMail Assist
- Advisor

Primus Knowledge Center

Bundle

- Knowledge Pro
- Attachment Management
- eMail Assist
- Advisor
- Enterprise Search

Modules

- Live Connect (Chat)
- ERMS Platform
- Communication Modules

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ATG Products ATG Adaptive Scenario Engine ATG Commerce ATG Adaptive Customer Outreach ATG Adaptive Customer Assistance ATG Campaign Optimizer ATG Content Administration Scenario mgmt - customer process automation Customer segment mgmt Content Targeting Repository integration Very high performance Catalog Pricing Up-sell Cross-sell Shopping cart CSR support Personalized email marketing campaigns Adaptive email rendering Proactive service Integrated web / email scenarios Marketing manager interface Personalized self-service Integrated with transaction data Dynamic related links A/B testing Marketing manager interface Dynamic management of all web and email content and assets